EXHIBIT 99.1

PRESS RELEASE
Nov. 12, 2026

Arrowhead Pharmaceuticals Reports 2026 Fiscal Year-End Results
Conference Call and Webcast Today, November 12, 2026, at 4:30 p.m. ET

PASADENA, Calif., Nov. 12, 2026 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its 2026 fiscal year ended September 30, 2026. The Company is hosting a conference call today, November 12, 2026, at 4:30 p.m. ET to discuss the results.

“Arrowhead has fundamentally changed over the past 12 months. Where there was once a company that relied solely on great scientific promise, there is now a company that is beginning to translate promise into real patient outcomes and the potential for durable shareholder value growth,” said Christopher Anzalone, Ph.D., President and CEO at Arrowhead Pharmaceuticals. “We are building a commercial business around REDEMPLO®, we delivered pivotal data we believe is needed to pursue a much larger market in severe hypertriglyceridemia we have recently submitted an sNDA to the U.S. FDA, and we have demonstrated new capabilities that substantially expand what our RNAi platform can do. I believe we approach 2027 with the strongest combination of near-term commercial opportunity and scientific capability in our history.”

Key REDEMPLO® Commercial Events

•U.S. REDEMPLO launch in familial chylomicronemia syndrome (FCS) continued to build momentum. Key progress in the quarter included:
◦New to brand REDEMPLO prescriptions grew by 63% quarter over quarter.
◦Cumulative new to brand REDEMPLO prescriptions received since launch was 950, as of the end of quarter, with an additional 300 new to brand prescriptions already received since the end of the quarter.
◦Weekly REDEMPLO prescriptions have grown to approximately 50-60 per week.
◦More than 640 unique practitioners had prescribed REDEMPLO, as of the end of quarter, which has grown to over 860 since the end of the quarter.
◦160 million lives in the U.S. are now covered in payer formulary.
•REDEMPLO became available as a new treatment option to reduce triglyceride levels for adult patients with FCS in Germany, following the European Commission's marketing authorization in June 2026
◦REDEMPLO now listed in the Lauer-Taxe® database and currently being prescribed, dispensed, and reimbursed in Germany.
•Received Marketing Authorization in the United Kingdom from The Medicines and Healthcare products Regulatory Agency (MHRA) for REDEMPLO as an adjunct to diet to reduce triglyceride levels in adult patients with FCS, diagnosed via genetic testing or clinical criteria.
◦Following this marketing authorization, National Institute for Health and Care Excellence (NICE) issued Technology Appraisal guidance recommending funding for the National Health Service (NHS) in England and Wales to use it as a treatment option to treat genetically confirmed FCS in adults if the response to diet and conventional triglyceride lowering therapies has been inadequate, in accordance with a commercial arrangement.
•Announced that the U.S. Food and Drug Administration (FDA) had granted plozasiran entry in the Split Real Time Application Review (STAR) pilot program in connection with Arrowhead’s supplemental new drug application (sNDA) for severe hypertriglyceridemia (sHTG).
◦The FDA STAR pilot program aims to shorten the time from the date of a complete sNDA submission to the action date for certain supplemental indications for already-approved drugs. To be granted entry in the STAR program, FDA must determine that clinical evidence from adequate and well-controlled investigation(s) indicates that the drug may demonstrate substantial improvement on a clinically relevant endpoint(s) over available therapies.
◦Once accepted into the STAR program, a supplemental application qualifies for a 6-month Priority Review compared to a 10-month standard review. In addition, FDA will generally target an “expedited review” for efficacy supplements in the STAR program, meaning an action at least 1 month before the Priority Review goal date is possible. The use of a Priority Review Voucher (PRV) is not necessary for programs that are granted entry in the STAR program, so Arrowhead retains the PRV it previously purchased.
•Submitted sNDA to FDA for plozasiran and preparing for a potential U.S. launch in sHTG in the second quarter of 2027, pending successful regulatory filing, review, and approval. The Company also plans to seek marketing authorization for plozasiran in sHTG from additional global regulatory authorities with submissions planned in the future.
Key R&D Events
•Presented results for the global Phase 3 SHASTA-3 and SHASTA-4 clinical studies of plozasiran in patients with sHTG at the European Society of Cardiology (ESC) Congress, the American Heart Association (AHA) Scientific Sessions, and published in the New England Journal of Medicine.
◦SHASTA-3 and SHASTA-4 successfully met the primary endpoint of triglyceride reduction versus placebo and met all prespecified secondary endpoints in both studies.
◦Deep, durable, and consistent median triglyceride (TG) reductions of 79% and 81% from baseline were observed in SHASTA-3 and SHASTA-4, respectively.
◦At Month 12, more than 90% of plozasiran-treated patients in both studies achieved TG levels below 500 mg/dL and more than half achieved TG levels below 150 mg/dL.
◦Plozasiran reduced the rate of all adjudicated acute pancreatitis (AP) events by 78% versus placebo. Among patients with a history of prior AP, the event rate was reduced by 91%. Among patients with prior AP and baseline TG levels from 500 to 880 mg/dL, the event rate was reduced by 82%. No AP events occurred among 35 plozasiran-treated patients with both prior AP and TG levels ≥880 mg/dL, compared with five events among 17 placebo-treated patients.
▪These findings highlight the importance of considering both TG level and recent AP history when assessing AP risk in patients with sHTG.
◦Favorable and consistent safety and tolerability profile was demonstrated, with no new safety signals.
•Presented data from the PALISADE open-label extension evaluating longer-term plozasiran treatment in patients with clinically diagnosed or genetically confirmed FCS.
◦Through 24 months of the extension, representing up to 36 months of total treatment, median reductions from baseline were 76% for TGs and 89% for APOC3.
◦At Month 24 of the extension, 57% of patients achieved TG levels < 880 mg/dL and 48% achieved levels < 500 mg/dL. AP events remained infrequent during longer-term follow-up.
•Presented interim results from a Phase 1/2a clinical trial of ARO-DIMER-PA, the Company’s first investigational, dual-functional RNAi therapeutic being developed as a potential treatment for atherosclerotic cardiovascular disease (ASCVD) due to mixed hyperlipidemia.

◦Across the reported dose cohorts and available follow-up, the presentation summarized the following reductions from baseline:
▪PCSK9: mean reductions of 50% to 89%.
▪APOC3: mean reductions of 43% to 95%.
▪LDL-C: mean reductions of 26% to 65%.
▪Triglycerides: median reductions of 56% to 78%.
▪ApoB: mean reductions of 32% to 66%.
▪Remnant cholesterol: mean reductions of 52% to 73%.
◦With these results, Arrowhead’s innovative and proprietary TRiMTM platform has achieved clinical validation of its ability to target and silence two genes simultaneously in one molecule.
•Presented interim results from an ongoing Phase 1/2a study of ARO-MAPT, the company’s investigational RNAi therapeutic being developed as a potential treatment for Alzheimer’s disease and other tauopathies.
◦In healthy volunteers, subcutaneous administration of ARO-MAPT achieved deep and durable reductions in cerebrospinal fluid (CSF) total tau, with a mean reduction of up to 73% at Day 105 and a maximum reduction of 85%. The sustained reduction supports the potential for dosing once every three months or less frequently.
◦These results represent the first successful clinical validation of a platform to deliver siRNA across the blood-brain barrier and achieve substantial target gene knockdown in the brain.
◦This major scientific breakthrough further solidifies Arrowhead’s position as the leading innovator in siRNA therapies.
•Announced that the Company completed enrollment in the global Phase 3 YOSEMITE clinical trial of zodasiran, the Company’s investigational RNAi therapeutic being developed as a potential treatment for homozygous familial hypercholesterolemia (HoFH), a rare genetic condition that leads to severely elevated low-density lipoprotein cholesterol (LDL-C) and early-onset cardiovascular disease.
◦The Company anticipates that YOSEMITE will be completed in mid-2027 and, pending successful clinical results, intends to seek regulatory approval in multiple geographies thereafter.
◦YOSEMITE was initially designed to enroll 60 participants with HoFH; however, strong global patient and physician interest led to an increase in target enrollment to 70 patients.

Key Corporate Events
•Refinanced an existing credit facility with Sixth Street and established a new $400 million senior secured term loan facility with several important benefits:
◦Lower borrowing costs. The new facility carries an interest rate of SOFR plus 5.50%, compared to an annual rate of 15% in the retired facility.
◦Reduced minimum prepayment multiple. Negotiated a $68 million discount on the contractual prepayment amount on the retired facility, which originally carried a minimum 2x multiple on invested capital (MOIC) if paid in full by August 2028 and escalated to a 2.5x MOIC thereafter.
◦Reduced contractual sweep obligation. The retired facility required Arrowhead to partially repay loans under the credit facility with a sweep of a portion of the proceeds from certain transactions, such as the future collection of upfront payments, milestones, and royalties from partnerships and collaborations, and commercial revenue by Arrowhead. The new facility eliminates these required prepayments or sweeps and reduces the prepayment premiums associated with paying off the facility early.
◦Greater strategic, financial, and operational flexibility. We believe the new facility significantly improves Arrowhead’s ability to independently engage in strategic, financial, and operational activities.
◦Extended maturity while enhancing near-term liquidity. The new facility matures in November 2031.

•On November 9, 2026, the Company’s Board of Directors approved a change in the Company’s fiscal year end from September 30 to December 31, effective as of January 1, 2027. As a result of this change, the Company expects to file a transition report on Form 10-QT covering the three-month transition period from October 1, 2026 through December 31, 2026.
Webcast and Conference Call Details
Investors may access a live audio webcast on the Events and Presentations page under the Investors section of the Arrowhead website. A replay of the webcast will be available approximately two hours after the conclusion of the call.

For analysts that wish to participate in the conference call, please register at https://register-conf.media-server.com/register/BI7f86d910b33a4c78a5bdc6525130794f. Once registered, you will receive the dial-in number and a personalized PIN code that will be required to access the call.

Selected 2026 Fiscal Year End Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(in thousands, except per share amounts)

	Year Ended September 30,
OPERATING SUMMARY	2026	2025
Revenue	$450,817	$829,448
Operating Expenses:
Cost of product revenue	1,799	—
Research and development	739,144	607,159
Selling, general and administrative	202,045	123,943
Acquired Priority Review Voucher	215,000	—
Total operating expenses	1,157,988	731,102
Operating (loss) income	(707,171)	98,346
Total other expense	(16,744)	(46,813)
(Loss) income before income tax expense and noncontrolling interest	(723,915)	51,533
Income tax (benefit) expense	(6,781)	21,419
Net loss (income) including noncontrolling interest	(717,134)	30,114
Net income attributable to noncontrolling interest, net of tax	7,072	31,745
Net loss attributable to Arrowhead Pharmaceuticals, Inc.	$(724,206)	$(1,631)

Net loss per share attributable to Arrowhead Pharmaceuticals, Inc. - Diluted	$(5.11)	$(0.01)
Weighted-average shares used in calculating - Diluted	141,631	133,758

	September 30, 2026	September 30, 2025
FINANCIAL POSITION SUMMARY
Cash, cash equivalents and restricted cash	$62,735	$226,548
Available-for-sale securities, at fair value	1,130,248	692,818
Total cash resources (Cash, cash equivalents and restricted cash and Available-for-sale securities, at fair value)	1,192,983	919,366
Other current and long-term assets	545,274	465,929
Total Assets	$1,738,257	$1,385,295

Liability related to the sale of future royalties	$400,378	$367,397
Credit Facility	195,400	254,883
Deferred revenue	112,985	2,399
Convertible notes, net	683,484	—
Other liabilities	295,506	257,200
Total Liabilities	$1,687,753	$881,879

Total Arrowhead Pharmaceuticals, Inc. Stockholders' Equity	50,313	466,052
Noncontrolling Interest	191	37,364
Total Noncontrolling Interest and Stockholders' Equity	$50,504	$503,416
Total Liabilities, Noncontrolling Interest and Stockholders' Equity	$1,738,257	$1,385,295

Shares Outstanding	141,290	135,702

About REDEMPLO® (plozasiran)

REDEMPLO (plozasiran) is currently approved by the U.S. Food and Drug Administration, the European Commission, The U.K.’s Medicines and Healthcare products Regulatory Agency, Health Canada, China’s National Medical Products Administration, and the Australian Therapeutic Goods Administration as an adjunct to diet to reduce triglycerides for adults with FCS. REDEMPLO is the first and only siRNA treatment approved in these countries to be studied in both clinically diagnosed and genetically confirmed patients living with FCS.
REDEMPLO is designed to suppress the production of apolipoprotein C-III (APOC3), a protein produced in the liver that raises triglyceride levels by slowing their breakdown and clearance. By targeting APOC3 with sustained silencing, REDEMPLO delivers significant reductions in triglyceride levels. REDEMPLO is self-administered via subcutaneous injection once every three months.
REDEMPLO has been granted Orphan Medicinal Product Designation by the EMA for the treatment of patients with FCS, and Breakthrough Therapy Designation, Fast Track Designation, and Orphan Drug Designation by the U.S. FDA for the treatment of patients with FCS and was also granted Breakthrough Therapy designation in severe hypertriglyceridemia and entry in the Split Real Time Application Review (STAR) pilot program by the U.S. FDA.
Sanofi acquired the rights to develop and commercialize REDEMPLO in Greater China, with Arrowhead retaining rights to REDEMPLO in all geographies, outside of Greater China.

For more information about REDEMPLO, visit Our Medicines.

About Arrowhead Pharmaceuticals
Arrowhead Pharmaceuticals (NASDAQ: ARWR) is a commercial-stage pharmaceutical company developing medicines that treat intractable diseases by silencing the genes that cause them, harnessing the natural RNA interference (RNAi) mechanism. The company has built a broad portfolio of clinical and commercial RNAi therapeutics through its industry-

leading targeted RNAi molecule (TRiM™) platform, which can precisely silence genes in a wide range of cell types, including liver, lung, muscle, adipose, and central nervous system tissue. At Arrowhead, we rapidly advance potential best- and first-in-class RNAi treatments for diseases with significant unmet medical need, because every day matters to the patients we serve.
For more information, please visit www.arrowheadpharma.com, or follow us on X (formerly Twitter) at @ArrowheadPharma, LinkedIn, Facebook, and Instagram. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” “target,” “forecast,” “potential” or “continue” or the negative of these words or other variations thereof or comparable terminology are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline, products or product candidates, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our beliefs and expectations regarding the long-term impacts of REDEMPLO® (plozasiran) on patient health and the health care system; our beliefs and expectations regarding the pricing, value, or expected timing of regulatory approval and the availability of our drugs and drug candidates, including but not limited to plozasiran; the timing and outcome of regulatory review of, and additional regulatory submissions for, plozasiran in sHTG, and its potential commercial launch in sHTG; the commercial performance of, and market acceptance and payer coverage for, REDEMPLO; the initiation, timing, progress and results of our clinical trials and our research and development programs, including the expected timing of completion of the YOSEMITE trial of zodasiran and the further development of ARO-DIMER-PA and ARO-MAPT; the anticipated benefits of the refinancing of our credit facility; and our beliefs and expectations around the potential uses and value of the TRiM™ platform. These statements are based upon our current expectations and speak only as of the date hereof. Actual results or outcomes may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties including the safety and efficacy of our products and product candidates, pricing and reimbursement decisions related to our products, demand for our products, our ability to successfully commercialize REDEMPLO, the size of the market opportunities for REDEMPLO and competition from other therapies, decisions of regulatory authorities and the timing thereof, the risk that entry into the STAR pilot program may not lead to a faster regulatory review or approval process, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, our ability to service our indebtedness and comply with the restrictions in our financing agreement, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, the risk that our clinical trials, including interim results, may not yield successful results or may not be predictive of future clinical trial results, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
+1 626-304-3400
ir@arrowheadpharma.com

Paul Graves
+1 626-304-3400
media@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
+1 212-915-2578
britchie@lifesciadvisors.com

Media:
LifeSci Communications, LLC
Kendy Guarinoni, Ph.D.
+1 724-910-9389
kguarinoni@lifescicomms.com

Source: Arrowhead Pharmaceuticals, Inc.
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